UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2017

SiteOne Landscape Supply, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37760	46-4056061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Colonial Center Parkway, Suite 600
Roswell, Georgia	30076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(470) 277-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

Effective as of August 17, 2017, the Board of Directors (the “Board”) of SiteOne Landscape Supply, Inc. (the “Company”) increased the number of directors serving on the Board from eight to nine and filled the vacancy created by such newly-created directorship by appointing Fred M. Diaz. Mr. Diaz will serve as a Class III Director for a term expiring at the Company’s 2019 annual stockholders meeting. The Board determined, after considering all of the relevant facts and circumstances, that Mr. Diaz is “independent” as defined under New York Stock Exchange (“NYSE”) listing standards.

No arrangements exist between the Company and Mr. Diaz or any other person pursuant to which he was selected as director. There are no transactions in which Mr. Diaz has an interest requiring disclosure under Item 404(a) of SEC Regulation S-K.

Mr. Diaz will be entitled to participate in the Company’s non-employee director compensation plan and certain indemnification rights. Such director compensation plan and indemnification rights are described in more detail under “Additional Executive Compensation Information — Director Compensation” in the definitive proxy statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2017 (SEC File No. 001-37760) and “Description of Capital Stock—Limitations on Liability and Indemnification,” in the prospectus dated July 20, 2017 and filed as part of the Company’s Registration Statement on Form S-3, filed with the SEC pursuant to the Securities Act of 1933, as amended (Registration No. 333- 219370).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEONE LANDSCAPE SUPPLY, INC.

By:	/s/ Briley Brisendine
	Name:	Briley Brisendine
	Title:	Executive Vice President, General Counsel and Secretary

Date: August 17, 2017